Exhibit 99.1

              Analog Devices Announces New Board Member

   NORWOOD, Mass.--(BUSINESS WIRE)--Sept. 14, 2005--Analog Devices, Inc (NYSE:
ADI) today announced that John C. Hodgson, Senior Vice President and Chief Customer Officer for DuPont, will be the Company's newest board member. Effective September 13, 2005, Mr. Hodgson will join the board as a class II director with a term to expire in 2007. Mr. Hodgson joined DuPont in 1966 and has held a number of leadership positions within the company, serving as a general manager since 1979, group executive since 1998 and an executive officer since 2002. Mr. Hodgson has broad-based, global business experience in sales, marketing and general management. In addition, Mr. Hodgson brings a close familiarity with the semiconductor industry which stems from his role in leading DuPont's successful Electronic Materials business unit for 10 years during which time the unit became a leading supplier in the global electronic materials segment of the electronics industry. As a member of DuPont's Office of the Chief Executive, his experience includes leading DuPont's five major business divisions and global functional leadership for marketing and sales, sourcing, Six Sigma and information technology. "John's long-standing leadership at DuPont and his experience managing one of the world's best known and most admired brands make him a key addition to our board of directors as we grow to become a larger, more complex organization." said Ray Stata, Chairman of the Board. Mr. Hodgson will serve on the Analog Devices board's Nominating and Corporate Governance committee. He also serves as a director of the American Chemistry Council and the Delaware Center for Justice. Additionally, he is the chairman of the strategic planning committee of the United Way of Delaware. He is a graduate of the University of Tennessee.

   About Analog Devices

   Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 60,000 customers, representing virtually all types of electronic equipment. Celebrating 40 years as a leading global manufacturer of high-performance integrated circuits used in analog and digital signal processing applications, Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices' common stock is listed on the New York Stock Exchange under the ticker "ADI" and is included in the S&P 500 Index.


   Safe harbor statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including our statements regarding planned revenue, earnings, and operating margins, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices' expectations or beliefs as of any date subsequent to the date of this press release. Important factors that may affect future operating results include the effects of adverse changes in overall economic conditions, currency exchange rate fluctuations, the timing and duration of market upturns and downturns, the growth or contraction of the markets we serve, demand for semiconductors generally and for our products in particular, the risk that our backlog could decline significantly, our ability to hire engineers and other qualified employees needed to meet the expected demands of our customers, reversals or slowdowns in the markets or customers served by our products, the adverse effects of building inventories to meet planned growth that fails to materialize, the occurrence and frequency of inventory and lead-time reduction cycles, raw material availability, availability of both internal and external manufacturing capacity, technological and product development risks, competitors' actions and technological innovations, and other risk factors described in our most recent Form 10-Q for the fiscal quarter ended July 30, 2005, as filed with the Securities and Exchange Commission.

     CONTACT: Analog Devices, Inc.
             Maria C. Tagliaferro, 781-461-3601
             maria.tagliaferro@analog.com